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                                                                  Exhibit 4.1(e)

                   CERTIFICATE OF DESIGNATION OF VOTING POWER,
                            PREFERENCES AND RELATIVE,
                           PARTICIPATING, OPTIONAL AND
                              OTHER SPECIAL RIGHTS
                AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS

                                       OF

                       CLASS T CONVERTIBLE PREFERRED STOCK

                                       OF

                           RURAL CELLULAR CORPORATION

                            ------------------------

                       Pursuant to Section 302A.401 of the
                       Minnesota Business Corporation Act

                             -----------------------

      Rural Cellular Corporation, a Minnesota corporation (the "Company"), certifies that pursuant to the authority contained in its Articles of Incorporation, as amended (the "Articles of Incorporation"), and in accordance with the provisions of Section 302A.401 of the Minnesota Business Corporation Act (as amended from time to time, the "MBCA"), the Board of Directors of the Company (the "Board of Directors") at a meeting duly called and held on March 23, 2000, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

      RESOLVED, that pursuant to the authority vested in the Board of Directors by the Articles of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issuance of a class of preferred stock consisting of two series, each having a par value of $.01 per share, which shall be designated as Class T Convertible Preferred Stock - Series A, consisting of 15,000 shares (the "Class T Preferred Stock - Series A") and Class T

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Convertible Preferred Stock - Series B, consisting of 10,000 shares (the "Class
T Preferred Stock - Series B"), and shall have the voting powers, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions thereon as follows:

      1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this Certificate of Designation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

      "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Articles of Incorporation" has the meaning set forth in the introductory paragraph in this Certificate of Designation.

      "Board of Directors" has the meaning set forth in the introductory paragraph to this Certificate of Designation.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or the State of Minnesota or the State of Illinois are authorized or obligated by law or executive order to close.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of equity of the Company.


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      "Certificate of Designation" means this Certificate of Designation of
Voting Power, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of Class T Convertible Preferred Stock of the Company.

      "Class A Common Stock" means the Company's Class A Common Stock, $.01 par value per share.

      "Class A Share Rights Agreement" means the Class A Share Rights Agreement, dated as of April 30, 1999, by and among the Company and Norwest Bank Minnesota, National Association, as Rights Agent, as amended and modified from time to time.

      "Class B Common Stock" means the Company's Class B Common Stock, $.01 par value per share.

      "Class B Share Rights Agreement" means the Class B Share Rights Agreement, dated as of April 30, 1999, by and among the Company and Norwest Bank Minnesota, National Association, as Rights Agent, as amended and modified from time to time.

      "Class M Preferred Stock" means the Class M Redeemable Voting Convertible Preferred Stock, $.01 par value per share, of the Company.

      "Class T Preferred Stock" means the Class T Preferred Stock - Series A and Class T Preferred Stock - Series B, collectively.

      "Common Convertible Shares" has the meaning set forth in Section 6(e) of this Certificate of Designation.

      "Common Stock" means the Class A Common Stock and Class B Common Stock, collectively.

      "Cross-Ownership Rules" mean Subpart H of Part 22 of Title 47 of the Code of Federal Regulations, Section 22.942 entitled "Limitations on interest in licensees for both channel blocks in an area," as amended and modified from time to time, and all other rules of the Federal


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Communications Commission in effect from time to time applicable to the ownership of competing channel blocks for the same cellular market.

      "Diluting Event" has the meaning set forth in Section 6(e).

      "Dividend Payment Date" has the meaning set forth in Section 3(a).

      "Holder" means a Person in whose name a share of Class T Preferred Stock is registered.

      "Issue Date" means the time and date of the first issuance of the Class T Preferred Stock pursuant to the Recapitalization Agreement dated as of October 31, 1999, between the Company and Telephone and Data Systems, Inc., as amended and modified from time to time.

      "Junior Exchangeable Preferred Stock" means the 12 1/4% Junior Exchangeable Preferred Stock, $.01 par value per share, of the Company.

      "Junior Stock" has the meaning set forth in Section 2(a).

      "Liquidation Preference" means $1,000 per share of Class T Preferred
Stock.

      "Mandatory Redemption Date" means the date which is twenty (20) years and one (1) day after the Issue Date.

      "MBCA" has the meaning set forth in the introductory paragraph to this Certificate of Designation.

      "Parity Stock" has the meaning set forth in Section 2(a).

      "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Preferred Stock" means any and all shares of Capital Stock of the Company that have preferential rights to any other Capital Stock of the Company with respect to dividends or redemptions or upon liquidation.

      "Senior Exchangeable Preferred Stock" means the 11 3/8% Senior Exchangeable Preferred Stock, $.01 par value per share, of the Company.


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      "Senior Stock" has the meaning set forth in Section 2(a).

      "Series A Preferred Stock" means the Company's Series A Junior Participating Preferred Stock, $.01 par value per share, which may be issued pursuant to the Class A Share Rights Agreement.

      "Series B Preferred Stock" means the Company's Series B Junior Participating Preferred Stock, $.01 par value per share, which may be issued pursuant to the Class B Share Rights Agreement.

      "Undesignated Shares" means the undesignated shares of the Capital Stock of the Company which are authorized under its Articles of Incorporation.

      2. Ranking.

            (a) The Class T Preferred Stock shall, with respect to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company, rank (i) junior to the Senior Exchangeable Preferred Stock (the "Senior Stock"), (ii) senior to the Junior Exchangeable Preferred Stock, the Class M Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Common Stock and each other class or series of Capital Stock established after the Issue Date by the Board of Directors the terms of which expressly provide that it ranks junior to Class T Preferred Stock as to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Junior Stock"), and (iii) subject to certain conditions, described below, on a parity with each other class or series of Capital Stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that it ranks on a parity with the Class T Preferred Stock as to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Stock").


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

            (b) The Company may authorize, create and issue any new class or series of Senior Stock, Junior Stock and/or Parity Stock without the affirmative vote or consent of the Holders of any shares of Class T Preferred Stock. The Holders of the Class T Preferred Stock will have no right to dissent under Sections 302A.471 and/or 302A.473 of the MBCA in connection with the authorization, creation and/or issuance of any new class or series of Senior Stock and/or Parity Stock.

            (c) Except as otherwise expressly provided in Section 6(d), the Class T Preferred Stock - Series A and Class T Preferred Stock - Series B shall have equal voting powers, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions thereon, and shall rank equally, share ratably, and be identical in all respects as to all matters.

      3. Dividends.

            (a) The Holders of the outstanding shares of the Class T Preferred Stock shall be entitled to receive, when declared by the Board of Directors out of funds of the Company legally available therefor, dividends on the Class T Preferred Stock which shall accrue at the rate of four percent (4%) per annum. All dividends will be cumulative from the Issue Date, and unless the Class T Preferred Stock is converted into Common Stock pursuant to Section 6, will be declared and paid in arrears fifteen (15) days after the Mandatory Redemption Date or, if such date is not a Business Day, on the next succeeding Business Day (the "Dividend Payment Date") to the Holders of record on the Mandatory Redemption Date; provided, however, that the Board of Directors shall not be required to declare or pay the cumulative dividend on the Class T Preferred Stock if then prohibited by the MBCA, the terms and conditions of any Senior Stock or Parity Stock, or any debt of the Company to which the Class T Preferred Stock is subordinate. No


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      dividends will be declared or paid pursuant to this section 3 (a) with respect to any Class T Preferred Stock converted into Common Stock pursuant to Section 6 hereof. Dividends payable on the Class T Preferred Stock will be computed on the basis of a 360-day year consisting of twelve
      (12) thirty (30) day months and shall be deemed to accrue on a daily basis, commencing on the Issue Date.

            (b) Dividends on the Class T Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. If the cumulative dividend (or portion thereof) payable on the Dividend Payment Date is not paid in full in cash on the Dividend Payment Date, the amount of the accumulated but unpaid dividend will continue to bear interest at the dividend rate on the Class T Preferred Stock from the Dividend Payment Date until paid in full.

            (c) Notwithstanding any provision of this Certificate of Designation to the contrary, no dividends shall be declared or paid with respect to the Class T Preferred Stock unless and until any accrued dividends due and payable on any Senior Stock shall have been paid in full.

            (d) Prior to the Mandatory Redemption Date, this Certificate of Designation shall not impose any restrictions or limitations on the declaration and/or payment of any dividends on any or all of the Parity Stock and/or Junior Stock. From and after the Mandatory Redemption Date, no full dividend or distribution shall be declared or paid or funds set apart for the payment of dividends or distributions on any Parity Stock or any Junior Stock for any period unless full cumulative dividends on the Class T Preferred Stock shall have been or contemporaneously are declared and paid in full or declared and a sum in cash sufficient for such payment set apart for such payment. If full cumulative


                                       7
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      dividends on the Class T Preferred Stock are not so paid, the Class T
      Preferred Stock will share dividends or distributions declared or paid on and after the Mandatory Redemption Date pro rata with the Parity Stock. Unless full cumulative dividends on all outstanding shares of Class T Preferred Stock shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then from and after the Mandatory Redemption Date: (i) no dividend (other than a dividend on Junior Stock payable solely in shares of any Junior Stock) shall be declared or paid upon (or deemed paid), or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Stock, other than a distribution consisting solely of Junior Stock; (iii) no shares of Junior Stock or Parity Stock shall be repurchased, redeemed or otherwise acquired or retired by the Company; and (iv) no money shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Stock or Parity Stock by the Company.

            (e) In addition to the cumulative dividends at the rate provided for in Section 3(a) hereof, the Holders of issued and outstanding Class T Preferred Stock shall be entitled to receive, from time to time, out of any funds legally available therefor, dividends and other distributions at the same rate and at the same time as any dividends or other distributions declared on the Common Stock of the Company (other than distributions upon the liquidation, dissolution or winding-up of the Company), when, as and if declared by the Board of Directors; provided that, for purposes of this
      Section 3(e) only, the Holders of the Class T Preferred Stock shall be deemed to own the number of shares of Common Stock into which such shares of Class T Preferred Stock are


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      convertible, pursuant to Section 6 herein, at the time such dividend or other distribution is declared.

            (f) The Company shall not be required to pay into or set apart or make available for a sinking or other like fund any money for the payment of the cumulative dividends on the Class T Preferred Stock.

      4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, Holders of Class T Preferred Stock shall be entitled to payment, out of the assets of the Company legally available for distribution to stockholders, of the Liquidation Preference per share of Class T Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to but excluding the date fixed for liquidation, dissolution or winding-up, before any distribution is made on any Junior Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Class T Preferred Stock and all other Parity Stock are not paid in full, the Holders of the Class T Preferred Stock and the Parity Stock shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the Holders of shares of Class T Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company. The Holders of shares of Class T Preferred Stock shall not be entitled to participate in the distribution of any assets of the Company in connection with the liquidation, dissolution or winding-up of the Company unless and until the holders of all Senior Stock shall have received the full liquidation preference to which they are entitled. Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the


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consolidation or merger of the Company with or into one or more Persons shall be deemed to be a liquidation, dissolution or winding-up of the Company

      5. Redemption by the Company.

            (a) On the Mandatory Redemption Date, the Company shall be required to redeem all of the outstanding shares of Class T Preferred Stock at a price in cash equal to 100% of the aggregate Liquidation Preference thereof, plus, without duplication, all accumulated and unpaid dividends, if any, to but excluding the Mandatory Redemption Date. Except as contemplated by Section 5(c) below, the Company shall not be required to pay into or set apart or make available for a sinking or other like fund any money for the redemption of the Class T Preferred Stock.

            (b) Notice of any such redemption shall be sent by or on behalf of the Company not less than thirty (30) nor more than sixty (60) days prior to the Mandatory Redemption Date, by first class mail, postage prepaid, to all Holders of the Class T Preferred Stock at their registered address. In addition to any information required by law, such notice shall state (i) the Mandatory Redemption Date, (ii) the Liquidation Preference of, and the accrued and unpaid dividends on, the shares of Class T Preferred Stock to be redeemed; (iii) that on the Mandatory Redemption Date the redemption price shall become due and payable upon each share of Class T Preferred Stock to be redeemed; and (iv) the place or places where shares are to be surrendered for payment of the redemption price.

            (c) If a notice of redemption has been mailed in accordance with
      Section 5(b) above and, provided that on or before the Mandatory Redemption Date all funds necessary for such redemption shall have been irrevocably set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of


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

      the shares so called for redemption, so as to be, and to continue to be available therefor, then, on and after the Mandatory Redemption Date, unless the Company defaults in the payment of the applicable redemption price, dividends on the shares of the Class T Preferred Stock so called for redemption shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the redemption price, without interest. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price. Shares of Class T Preferred Stock issued and reacquired by the Company shall, upon compliance with the applicable requirements of MBCA, have the status of authorized but unissued Undesignated Shares of the Company and may, with any and all other authorized but unissued Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any class or series of Capital Stock of the Company.

            (d) Any deposit of funds with a bank or trust company for the purpose of redeeming Class T Preferred Stock shall be irrevocable except that:

                  (i) The Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  (ii) any balance of monies so deposited by the Company and unclaimed by the Holders of the Class T Preferred Stock entitled thereto at the expiration of two years from the Mandatory Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and


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            after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

            (e) Notwithstanding any provision of this Certificate of Designation to the contrary, the Company shall not be required to redeem any Class T Preferred Stock if such redemption would cause the Company to violate the MBCA, the terms and conditions applicable to any Senior Stock or Parity Stock or the terms and conditions of any debt of the Company to which the Class T Preferred Stock is subordinate.

      6. Conversion.

            (a) At the option of each Holder, each share of Class T Preferred Stock shall be converted, at any time after the Issue Date and before the close of business two (2) days prior to the Mandatory Redemption Date, at the office of the Company (or at such other office or offices, if any, as the Company may designate), into fully paid and nonassessable shares of Common Stock of the Company; provided, however, that no such Holder may convert any shares of Class T Preferred Stock into Common Stock if such conversion would directly or indirectly result in a violation of the Cross-Ownership Rules. In order to voluntarily convert shares of Class T Preferred Stock into shares of Common Stock, the Holder thereof shall (i) surrender at any office hereinabove mentioned the certificate or certificates evidencing such shares, duly endorsed to the Company or in blank, (ii) give written notice to the Company at such office that such Holder elects to convert such number of shares of Class T Preferred Stock specified in the notice, and (iii) deliver to the Company at such office a certificate of such Holder (which certificate shall be in a form reasonably acceptable to the Company) to the effect that the conversion of such shares into Common Stock shall not directly or indirectly


                                       12
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      result in a violation of the Cross-Ownership Rules. The shares of Class T
      Preferred Stock voluntarily tendered by the Holder for conversion shall be deemed to have been converted into Common Stock as provided for herein at the close of business on the date which is three (3) Business Days after the date the Company receives the Holder's notice of conversion together with the duly endorsed certificates and the certificate of the Holder, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As soon as reasonably practicable after the date the conversion is deemed to occur, the Company shall provide the Holder of the Class T Preferred Stock tendered for conversion with a newly issued certificate evidencing such Holder's ownership of Common Stock issued upon conversion of the Class T Preferred Stock as provided for herein, together with a certificate representing any shares of Class T Preferred Stock which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.

            (b) At the option of the Company, all or any part of the issued and outstanding shares of Class T Preferred Stock held by any Holder shall be converted, at any time after the Issue Date and prior to the close of business two (2) days prior to the Mandatory Redemption Date, at the office of the Company (or at such other office or offices, if any, as the Company may designate), into fully paid and nonassessable shares of Common Stock of the Company; provided, however, that the Company may not convert any shares of Class T Preferred Stock into Common Stock if such conversion would directly or indirectly result in a violation of the Cross-Ownership Rules. In order to cause the conversion of shares of Class T Preferred Stock into shares of Common Stock, the Company shall (i) send written notice thereof to the Holder of the Class T Preferred Stock being converted specifying the effective date of the conversion, the number of shares being converted, the terms of the conversion and the place or places where certificates evidencing the shares of Class T Preferred Stock being converted are to be surrendered and (ii) deliver to the Holder of the Class T Preferred


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      Stock being converted a certificate of the Company to the effect that the conversion of such shares into Common Stock shall not directly or indirectly result in a violation of the Cross-Ownership Rules. Each Holder so notified shall be required to surrender for conversion the certificate(s) evidencing the shares of Class T Preferred Stock being converted, endorsed to the Company or in blank, within five (5) Business Days of receipt of such notice from the Company. The conversion of the Class T Preferred Stock shall be deemed to occur on the date specified in the Company's notice regardless of whether the Holder of the Class T Preferred Stock shall have then tendered its certificates evidencing such shares duly endorsed, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder of such shares of Common Stock at such time. As soon as reasonably practicable after the date the certificates evidencing the Class T Preferred Stock shall have been tendered to the Company for conversion, the Company shall provide the Holders of the Class T Preferred Stock so tendered with newly issued certificates evidencing such Holder's ownership of Common Stock issued upon conversion of the Class T Preferred Stock as provided herein, together with a certificate representing any shares of Class T Preferred Stock which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.

            (c) In connection with the conversion of Class T Preferred Stock into Common Stock, whether initiated by the Holder thereof or the Company, no dividends


                                       14
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      then accrued or cumulated on the Class T Preferred Stock pursuant to section 3 (a) hereof shall be paid or payable by the Company in cash, shares of Common Stock or otherwise.

            (d) Except as hereinafter provided in this Section 6(d), each share of Class T Preferred Stock - Series A shall be converted into the number of shares of Class A Common Stock calculated by dividing the Liquidation Preference by 50.625 and each share of Class T Preferred Stock - Series B shall be converted into the number of shares of Class B Common Stock calculated by dividing the Liquidation Preference by 50.625. Notwithstanding the foregoing, if any shares of Class T Preferred Stock - Series B are ever, voluntarily or involuntarily, sold, assigned or otherwise transferred by the original Holder or any subsequent Holder thereof to any Person which is not an affiliate of the original Holder thereof, then such shares of Class T Preferred Stock - Series B shall no longer be convertible into shares of Class B Common Stock as provided herein but each such share of Class T Preferred Stock - Series B shall thereafter be convertible into the number of shares of Class A Common Stock calculated by dividing the Liquidation Preference by 50.625. If requested by the Company at the time of the conversion of the Class T Preferred Stock - Series B, the Holder thereof shall provide the Company with evidence reasonably acceptable to the Company that such Holder is an affiliate of the original Holder of such shares of Class T Preferred Stock
      - Series B. For purposes of this subsection (d) only, the term "affiliate" shall be defined as set forth in the Articles of Incorporation of the Company.

            (e) In the event that, prior to the conversion of Class T Preferred Stock into Common Stock pursuant to Section 6(a) or Section 6(b), the Company shall effect: (w) a dividend upon its Common Stock payable in shares of Common Stock or other property other than cash (including common stock, preferred stock or other securities of a


                                       15
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      subsidiary of the Company); (x) a combination of its Common Stock into a smaller number of shares of such Common Stock, by reclassification or otherwise; (y) a subdivision of its Common Stock into a larger number of shares of such Common Stock, by reclassification or otherwise; or (z) any reorganization or reclassification of its Common Stock, or any liquidation, consolidation or merger with another Person, or the sale of all or substantially all of its assets to another Person, in such a way that the holders of Common Stock shall be entitled to receive (either directly, or upon subsequent liquidation) common stock, preferred stock, securities or other property (including cash) with respect to or in exchange for such shares of Common Stock (any such event set forth in (w)
      - (z) above referred to as a "Diluting Event"), then, as a condition of such Diluting Event, lawful and adequate provisions shall be made whereby each Holder shall, unless it results in a duplication of the dividends and other distributions provided for in Section 3 and the other provisions of this Certificate of Designation, be entitled to receive, (under the same terms otherwise applicable to such Holder's receipt of Common Stock) upon the conversion of the shares of Class T Preferred Stock held by such Holder in accordance with the provisions of Section 6(a) or 6(b) hereof, (hereinafter such shares are referred to as the "Common Convertible Shares"), the following: (A) if the Diluting Event results in an exchange of Common Stock for common stock, preferred stock, securities or other property, each Holder shall be entitled to receive in lieu of the Common Convertible Shares to which such Holder was entitled immediately prior to the Diluting Event but which such Holder had not yet received, such shares of common stock, preferred stock, securities or other property as may be issued or payable by virtue of the Diluting Event in exchange for that number of Common Convertible Shares to which such Holder was entitled immediately prior to the Diluting Event but which such


                                       16
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      Holder had not yet received; and/or (B) if the Diluting Event results in an issuance or payment with respect to Common Stock, such Holder shall be entitled to receive, in addition to the Common Convertible Shares to which such Holder was entitled immediately prior to the Diluting Event but which it had not yet received, such shares of common stock, preferred stock, securities or other property as may be issued or payable by virtue of the Diluting Event with respect to that number of Common Convertible Shares to which such Holder was entitled immediately prior to the Diluting Event but which it had not yet received. If any Diluting Event occurs, provision shall be made with respect to each Holder's rights and interests resulting from the application of this Section 6(e) to ensure that this Section 6(e) applies as well to any shares of common stock, preferred stock, securities or other property deliverable to such Holder upon conversion as a result of the occurrence of each such Diluting Event.

            (f) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Class T Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Class T Preferred Stock then outstanding.

            (g) The number of shares of Class T Preferred Stock converted at any time and from time to time shall be such number as will result in the exchange therefore of a whole number of shares of Common Stock, unless the Holders and the Company otherwise agree.

      7. Voting Rights. The shares of Class T Preferred Stock shall not have any voting rights except in such circumstances as required by the nonwaivable provisions of the MBCA.


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      8. Transfer. No Holder may voluntarily or involuntarily sell, assign or otherwise transfer any shares of Class T Preferred Stock unless such Holder delivers to the Company at least thirty (30) days prior to the effective date of such sale, assignment or other transfer (i) a written notice describing all of the material terms and conditions of the proposed sale, assignment or other transfer, including the name and address of the proposed purchaser, assignee or other transferee, and (ii) an opinion of counsel (which opinion shall be in a form and shall be issued by an attorney reasonably acceptable to the Company) addressed to the Company to the effect that the proposed sale, assignment or other transfer is exempt from the registration requirements of applicable state and federal securities laws and that such sale, assignment or other transfer shall not directly or indirectly cause the Company and/or any of its Affiliates to violate the Cross-Ownership Rules.

      9. Restrictions on Issuance. Shares of Class T Preferred Stock shall be a separate class of capital stock and may be issued by the Company only to Telephone and Data Systems, Inc., a Delaware corporation ("TDS") and/or its Affiliates and their respective successors and assigns permitted under Section 8 hereof.

      10. Amendment. This Certificate of Designation shall not be amended, either directly or indirectly, or through merger or consolidation with another Person, in any manner that would alter or change the powers, preferences or special rights of the Class T Preferred Stock so as to affect them adversely without the affirmative vote of the Holders of at least a majority of the outstanding Class T Preferred Stock voting separately as a class.

      11. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Class T Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time


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in accordance with the terms hereof) and in the Articles of Incorporation. The shares of Class T Preferred Stock shall have no preemptive or subscription rights.

      12. Headings of Section. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      13. Severability of Provisions. If any voting power, preference or relative, participating, optional and other special right of the Class T Preferred Stock or qualification, limitation or restriction thereof set forth in this Certificate of Designation (as this Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Class T Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting power, preference and relative, participating, optional or other special right of Class T Preferred Stock or qualification, limitation or restriction thereof, shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Class T Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Class T Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.


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      IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Ann K. Newhall, the Secretary of the Company this 31st day of March, 2000.


                                       RURAL CELLULAR CORPORATION


                                       By   /s/ Ann K. Newhall
                                       Name  Ann K. Newhall
                                       Title  Secretary


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